UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Randolph Bancorp, Inc.

(Exact name of registrant as specified in charter)

Massachusetts	81-1844402
(State of incorporation or organization)	(IRS Employer Identification No.)

10 Cabot Place Stoughton, Massachusetts	02072
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01	NASDAQ Global Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-209935

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered

The description of the Common Stock of the registrant set forth under the caption “Description of Capital Stock of Randolph Bancorp, Inc.” in the registrant’s prospectus dated May 13, 2016, which relates to the registrant’s registration statement on Form S-1 (No. 333-209935) (the “Registration Statement”), and is hereby incorporated by reference into this response.

Item 2.	Exhibits

Exhibit Number	Description

2.1	Plan of Conversion (2)

3.1	Articles of Organization of Randolph Bancorp, Inc. (1)

3.2	By-Laws of Randolph Bancorp, Inc. (2)

4.1	Form of Common Stock Certificate of Randolph Bancorp, Inc. (1)

(1)	Incorporated by reference to the identically numbered exhibit to the Registration Statement.
(2)	Incorporated by reference to the identically numbered exhibit to Amendment No. 1 to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Randolph Bancorp, Inc.

Date: May 19, 2016	By:	/s/ James P. McDonough
		Name:	James P. McDonough
		Title:	President and Chief Executive Officer